Exhibit 31.1

CERTIFICATION

I, Daniel P. Gold, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of MEI Pharma, Inc.;

2.	Based on my knowledge, this Quarterly Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Quarterly Report.

Date: February 16, 2017	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer
(Principal Executive Officer)